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                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders
Diodes Incorporated and Subsidiaries

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-_____) of Diodes Incorporated and Subsidiaries of our report dated January 25, 2002 appearing in item 8 in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the financial statement schedule, which appears at page ___ of this Form 10-K.


MOSS ADAMS LLP

/s/ Moss Adams LLP
Los Angeles, California
January 25, 2002


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